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                                                                     Exhibit 1.1

                            HOST MARRIOTT CORPORATION

                                  Common Stock

                             Underwriting Agreement
                             ----------------------

                                                                 August 11, 2003

Goldman, Sachs & Co.
         As representatives of the several Underwriters named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

     Host Marriott Corporation, a Maryland corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 27,500,000 shares (the "Shares") of Common Stock, $0.01 par value ("Stock"), of the Company.

     1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

     (a) A registration statement on Form S-3 (File No. 333-61722) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or any document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus," the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including

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(i) the information contained in the form of final prospectus filed with the
Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement.

     (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

     (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the

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Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

     (d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

     (e) Each of the Company and its consolidated subsidiaries has been duly organized, is validly existing as a corporation (in the case of the Company), limited liability company or limited partnership in good standing under the laws of its respective jurisdiction of organization and has the requisite power and authority to carry on its business as it is currently being conducted, and to own, lease and operate its properties; and, as applicable, has the requisite power and authority to authorize the offering of the Shares, to execute, deliver and perform this Agreement and to issue, sell and deliver the Shares; and each of the Company and its consolidated subsidiaries is duly qualified and is in good standing as a foreign corporation (or other entity) authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), business affairs or prospects of the Company and its consolidated subsidiaries taken as a whole (a "Material Adverse Effect").

     (f) All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued. All of issued and outstanding shares of capital stock of, or other ownership interests in, each consolidated subsidiary of the Company have been duly and validly authorized and issued, and all of the shares of capital stock of, or other ownership interests in, each such subsidiary other than the subsidiaries set forth on Schedule II
                                                                  -----------

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(which subsidiaries are so owned in the amounts listed thereon) is owned, directly or through subsidiaries, by Host Marriott, L.P. ("Host LP"). All such shares of capital stock owned by Host LP through its subsidiaries are fully paid and nonassessable, and are owned free and clear of any security interest, mortgage, pledge, claim, lien or encumbrance (each, a "Lien"), except for security interests in shares of certain subsidiaries of the Company pursuant to the Pledge and Security Agreement (the "Pledge and Security Agreement") relating to the Company's 9 1/2% Senior Secured Notes due 2005, 9% Senior Notes due 2007, 8?% Senior Notes due 2007, 7?% Series A Senior Notes due 2005, 7?% Series B Senior Notes due 2008, 8.45% Series C Senior Notes due 2008; 8?% Series E Senior Notes due 2006, 9 1/4% Series G Senior Notes due 2007 and 9 1/2% Series I Senior Notes due 2007 (collectively, the "Senior Notes"), borrowings under the Amended and Restated Credit Agreement, dated as of June 6, 2002 as amended on May 14, 2003, among Host LP and certain subsidiaries, the banks party thereto from time to time, and Bankers Trust Company, as administrative agent (the "Credit Facility"). The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus. Except as may be described in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens (other than Liens pursuant to the Pledge and Security Agreement) related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any subsidiary of the Company owned directly or indirectly by the Company.

     (g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each consolidated subsidiary of the Company owned directly or indirectly by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any Lien, other than Liens pursuant to the Pledge and Security Agreement.

     (h) Neither the Company nor any of its consolidated subsidiaries has received from any governmental authority notice of any condemnation of or zoning change affecting their respective properties or any part thereof or of any violation of any municipal, state or federal law, rule or regulation concerning its properties or any part thereof which has not heretofore been cured or which would have a Material Adverse Effect, or which could reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its consolidated subsidiaries knows of any such condemnation or zoning change which is threatened on any of their properties or any such violation, which could reasonably be expected to have a Material Adverse Effect. Neither the Company

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nor any of its consolidated subsidiaries is in violation of its respective charter or bylaws or other similar organizational instrument or in default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which any of the Company or any of its consolidated subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Company or any of its consolidated subsidiaries is subject, except for such violations or defaults which would neither have a Material Adverse Effect nor reasonably be expected materially and adversely to affect the consummation of this Agreement or the transactions contemplated hereby.

     (i) This Agreement has been duly authorized and validly executed and delivered by the Company.

     (j) The execution and delivery of this Agreement by the Company, the issuance and sale of the Shares, the performance of this Agreement and the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the respective charter or bylaws or other similar organizational instrument of the Company or any of its consolidated subsidiaries or any of the terms or provisions thereof, (ii) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its consolidated subsidiaries or other impairment of the rights of the holder of any such Authorization, except for suspensions, terminations or revocations or other impairments which would not have a Material Adverse Effect, (iii) constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) a Lien with respect to, any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its consolidated subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of its consolidated subsidiaries is or may be subject or (iv) contravene any order of any court or governmental agency or body having jurisdiction over the Company or any of its consolidated subsidiaries or any of their properties, or violate or conflict with any statute, rule or regulation or administrative or court decree applicable to the Company or any of its consolidated subsidiaries, or any of their respective properties except in the case of clauses (ii), (iii) or (iv) above, for such conflicts or violations which would neither have a Material Adverse Effect nor reasonably be expected materially and adversely to affect the consummation of this Agreement or the transactions contemplated hereby.

     (k) Except as may be described in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against or affecting the Company or any of its consolidated subsidiaries, or their respective properties, which is required to be disclosed in the Prospectus and are not so described, or which would result, singly or in the aggregate, in a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the consummation of this

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Agreement or the transactions contemplated hereby, and to the best of the
Company's knowledge, no such proceedings are contemplated or threatened. No contract or document of a character required to be described in the Prospectus in order to prevent the Prospectus as of its date from containing any untrue statement of a material fact or omitting to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, is not so described.

     (l) To the best knowledge of the Company (A) no action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Shares or prevents or suspends the use of the Prospectus hereof and (B) no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction has been issued with respect to the Company or any of its consolidated subsidiaries which would prevent or suspend the issuance or sale of the Shares or the use of the Prospectus. Every request of any securities authority or agency of any jurisdiction for additional information (to be included in the Prospectus) has been complied with in all material respects.

     (m) Except as would not, singly or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its consolidated subsidiaries is in violation of any environmental, safety or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), lacks any permits, licenses or other approvals required of them under applicable Environmental Laws or is violating any terms and conditions of any such permit, license or approval.

     (n) The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors, or of Marriott International or its consolidated subsidiaries) which would have a Material Adverse Effect.

     (o) Except with respect to the Hotel Trades Council and Hotel Association Pension Fund and the Host International, Inc. Cleveland Retirement Benefit Plan, neither the Company nor any of its consolidated subsidiaries has sponsored, maintained or contributed to, directly or indirectly, within the last five years, any employee benefit plan subject to Title IV of ERISA, including without limitation "multiemployer plans" (as defined in Section 4001(a)(3) of ERISA).

     (p) Neither the Company nor any of its consolidated subsidiaries has violated any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

     (q) Each of the Company and its consolidated subsidiaries have good and marketable and insurable title, free and clear of all Liens, to all property and

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assets described in the Prospectus as being owned by it, except for Liens described in the Prospectus (including, without limitation, all Liens relating to mortgages reflected on the historical or pro forma financial statements or described in the notes thereto included in the Prospectus) and Liens imposed pursuant to the Pledge and Security Agreement or by the indentures relating to the Senior Notes and the Credit Facility or Liens that would not have a Material Adverse Effect and (ii) all liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of the Company or its consolidated subsidiaries that are required to be disclosed in the Prospectus are disclosed.

     (r) Except as disclosed in the Prospectus (excluding any supplement or amendment after the date hereof), subsequent to the date of the Prospectus and up to the Closing Date, neither the Company nor any of its consolidated subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and its consolidated subsidiaries taken as a whole, nor entered into any material transaction not in the ordinary course of business and there has not been, singly or in the aggregate, any material adverse change, or any development which would involve a material adverse change, in the properties, business, results of operations, condition (financial or otherwise), business affairs or prospects of the Company and its consolidated subsidiaries taken as a whole (a "Material Adverse Change").

     (s) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

     (t) Neither the Company nor any of its respective affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

     (u) (i) The Company and its consolidated subsidiaries have all certificates, consents, exemptions, orders, permits, licenses, authorizations or other approvals (each, an "Authorization") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus and all such Authorizations are in full force and effect, except to the extent that the failure to obtain or file or cause to remain in effect would not, singly or in the aggregate, have a Material Adverse Effect, (ii) the Company and its consolidated subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect

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thereto and (iii) neither the Company nor its consolidated subsidiaries has received any notice of proceedings relating to the revocation or modification of any Authorization, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

     (v) The Stock conforms in all material respects to the description thereof set forth under the caption "Description of Host REIT Capital Stock" contained in the Registration Statement.

     (w) The statements in the Prospectus under the caption "Underwriting," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

     (x) To the Company's knowledge, KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

     (y) Neither the Company nor any of its consolidated subsidiaries is, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will be, an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

     (z) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to Section 7 shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     (aa) The Company and each of its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States, or GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (bb) Neither the Company nor any of its consolidated subsidiaries is in violation of any statute, law, ordinance, governmental rule or regulation or any judgment, decree, rule or order of any court or governmental agency or authority applicable to the Company or its consolidated subsidiaries or any of their respective properties or assets or any applicable zoning laws, ordinances and regulations, except such violations as would not, singly or in the aggregate, have a Material Adverse Effect.

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     (cc) The leases under which the Company or its consolidated subsidiaries holds or uses real property or other material assets as a lessee ("Leases") are in full force and effect; and each of the Company and its consolidated subsidiaries has complied with its obligations under the Leases and its franchise agreements other than any non-compliance which, individually or in the aggregate would not result in a Material Adverse Effect; and neither the Company nor any of its consolidated subsidiaries knows of any default by any other party to the Leases and its franchise agreements which, alone or together with other such defaults, would have a Material Adverse Effect.

     (dd) Since January 1, 1999, the Company has operated, and currently intends to continue to operate, in a manner so as to be qualified and to be subject to tax as a REIT under section 856 et seq of the Internal Revenue Code of 1986, as amended, on and after January 1, 1999.

     (ee) All material Tax returns required to be filed by the Company and each of its material consolidated subsidiaries have been filed and to the Company's knowledge all such returns are true, complete, and correct in all material respects. To the Company's knowledge, all material Taxes that are due from the Company and each of its material consolidated subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) those that have been or would be contested in good faith and by appropriate proceedings and for which, in the case of both clauses (i) and (ii), adequate reserves have been established on the books and records of the Company and its consolidated subsidiaries in accordance with GAAP. For purposes of this Agreement, the term "Tax" and "Taxes" shall mean all Federal, state, local and foreign income taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $9.12, the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto.

3. Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day)

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funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on August 14, 2003 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".

     (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(k) hereof, will be delivered at the offices of Latham & Watkins, 555 11th Street, N.W., Washington D.C. 2004 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 10:00 a.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

     (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make only those amendments or supplements to the Registration Statement or Prospectus prior to the Time of Delivery which shall be required by law or requested by the Commission; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such

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purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order;

     (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

     (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158); it being understood that such delivery requirements shall be deemed met by the Company's reporting requirement pursuant to the Exchange Act and Rules and Regulations, to the extent set forth in Rule 158 of the Rules and Regulations under the Securities Act;

     (e) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent; provided, however, the Company may issue up to 32,000,000 shares of Stock (on an as-converted basis) to a seller in connection with an asset acquisition, provided, that each such seller executes an agreement stating that its is receiving and holding such securities subject to the remaining term of the restrictions contained in this Section 5(e);

     (f) To obtain as soon as reasonably practical, executed copies of an agreement from each member of the Company's board or directors, substantially to the effect set forth in Subsection 5(e) hereof in form and substance satisfactory to you;

     (g) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its consolidated subsidiaries for such quarter in reasonable detail;

     (h) During a period of five years from the effective date of the Registration Statement, to furnish to you copies upon request of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you upon request as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed;

     (i) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

     (j) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the "Exchange"); and

     (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M.,

Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

     (b) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, in form and substance reasonably acceptable to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (c) Latham & Watkins LLP, special counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

     (i) The execution and delivery of this Agreement and the issuance and sale of the Shares by the Company to you pursuant to the Agreement at the Time of Delivery do not require any consents, approvals or authorization to be obtained by the Company or any or any registrations, declarations or filings to be made by the Company, in each case, under any federal or New York statute, rule or regulation applicable to the Company that have not been obtained or made;

     (ii) The Company is not an "investment company", as such term is defined in the Investment Company Act; and

     (iii) The Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date, complied as to form in all material respects with the requirement for registration statements on Form S-3 of the Act, and the rules and regulations of the Commission thereunder (other than Regulation S-T or the financial statements, schedules, or other financial and statistical data included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus and the documents incorporated by reference therein, as to which such counsel need express no opinion).

     (iv) The execution and delivery of this Agreement and issue and sale of the Shares by the Company to you pursuant to this Agreement on the Time of Delivery do not violate any New York statute, rule or regulation applicable to the Company.

     (d) Venable, LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

     (i) (I) based solely on certificates of public officials, the Company is a Maryland corporation, and is validly existing and in good standing under the laws of Maryland and (II) the Company has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

     (ii) This Agreement has been duly authorized, executed and delivered by the Company;

     (iii) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the respective charter or bylaws or other similar organizational instrument of the Company, or (ii) violate or conflict with any Maryland statute, rule or regulation applicable to the Company or any of its consolidated subsidiaries, or any of their respective properties; and

     (iv) The Stock conforms in all material respects to the description thereof set forth under the caption "Description of Host REIT Capital Stock" contained in the Registration Statement.

     (e) Hogan & Hartson, LLP, special tax counsel to the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

     (i) The Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Code, effective for its taxable years ended December 31, 1999, December 31, 2000, December 31, 2001 and December 31, 2002, and the Company's current organization and intended method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for taxable year 2003 and thereafter;

     (ii) The discussion in the Form 8-K filed with the Securities and Exchange Commission on August 11, 2003 and captioned "Material Federal Income Tax Considerations," which discussion is incorporated by reference into the Prospectus, to the extent that it describes provisions of federal income tax law, is correct in all material respects.

     (f) Elizabeth A. Abdoo, Executive Vice President and General Counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

     (i) Each significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X) of the Company has been duly organized and is validly existing as a limited liability company or limited partnership in good standing under the laws of its jurisdiction of organization; and all of the issued equity interests of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for the OP Units) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect to matters of fact upon certificates of officers of the Company or its consolidated subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

     (ii) The Company and its consolidated subsidiaries have good and marketable and insurable title to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its consolidated subsidiaries; and any real property and buildings held under lease by the Company and its consolidated subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its consolidated subsidiaries (in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that they are relying upon a general review of the titles of the Company and its consolidated subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company or its consolidated subsidiaries, upon opinions of counsel to the lessors of such property and, in respect to matters of fact, upon certificates of officers of the Company or its consolidated subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions, abstracts, reports, policies and certificates);

     (iii) To the best of such counsel's knowledge, there is no legal or governmental proceeding, pending or threatened or against the Company or any of its consolidated subsidiaries, or their respective properties, which is required to be disclosed in the Prospectus and are not so described;

     (iv) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the respective charter or bylaws or other similar organizational instrument of any of the Company's subsidiaries, (ii) to such counsel's knowledge, result in the suspension, termination or revocation of any material Authorization (as defined below) of the Company or any of its consolidated subsidiaries or, (iii) constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) a Lien with respect to, any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its consolidated subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of its consolidated subsidiaries is or may be subject or (iv) contravene any order of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

     (v) Neither the Company nor any of its consolidated subsidiaries is in violation of its Articles of Incorporation or By-laws, or similar organizational documents, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound; and

     (vi) The documents incorporated by reference to the Prospectus and any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein and other financial and statistical data, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

     (g) In addition, each of Latham & Watkins and Elizabeth A. Abdoo shall also confirm, in a separate letter, that subject to customary qualifications as to such counsel's participation, review and reliance, no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement, at the time it became effective, together with the documents incorporated by reference therein as of that date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date, as of the date of the Prospectus Supplement or as of the Time of Delivery, together with the documents incorporated by reference therein as of each such date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that such counsel will express no belief with respect to the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from the Registration Statement or the Prospectus or the documents incorporated therein by reference.

     (h) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, KPMG LLP shall have furnished to you a letter in the form set forth in Annex I hereto;

     (i) Neither the Company nor any of its consolidated subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and
(ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its consolidated subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' investment or results of operations of the Company and its consolidated subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

     (j) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act; provided, that, such securities may be downgraded to B1 by Moody's Investors Service or B Standard & Poor's Ratings Services without creating a termination right under this Section 7(j), and (ii) other than the review for possible downgrade by Moody's Investors

Service announced on August 06, 2003, no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

     (k) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

     (l) The Shares to be sold at the Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

     (m) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each of the Company's executive officers, substantially to the effect set forth in Subsection 5(e) hereof in form and substance satisfactory to you; and

     (n) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as you may reasonably request.

8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

     (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at the Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at the Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

17. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

18. If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                        Very truly yours,

                                        Host Marriott Corporation

                                        By: /s/ W. Edward Walter
                                            __________________________________
                                            Name:  W. Edward Walter
                                            Title: Executive Vice President
                                                   and Chief Financial Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.

By: /s/ Goldman, Sachs & Co.
    _________________________
       (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

                                   SCHEDULE I

                                                            Total Number of
                                                             Shares to be
                                                               Purchased
                                                           -----------------
                            Underwriter
Goldman, Sachs & Co.                                           19,250,000
Citigroup Global Markets Inc.                                   5,500,000
Bear, Stearns & Co. Inc.                                        2,750,000
                  Total                                    --------------
                                                               27,500,000
                                                           ==============

                                                                     Schedule II
                                                                     -----------

                          Subsidiaries Not Wholly Owned
                                       by
                            HOST MARRIOTT CORPORATION
                            -------------------------

                                                          Percentage Owned By
                                                          Host Marriott, L.P.
         Name of Non-Wholly Owned Subsidiary             Indirectly or Directly)
----------------------------------------------------    ------------------------
HMC Park Ridge II LLC                                             99%
HMC Park Ridge LP                                                99.99%
HMC RTZ Loan Limited Partnership                                 99.99%
Atlanta II Limited Partnership                                   99.99%
Ivy Street Hotel Limited Partnership                            99.992%
Ivy Street MPF LLC                                              99.992%
HMC Burlingame II LLC                                             99%
Host DSM Limited Partnership                                     99.99%
HMC Diversified American Hotels, L.P.                            99.99%
HMC East Side LLC                                                 99%
Potomac Hotel Limited Partnership                                99.99%
CHLP Finance LP                                                   95%
HMA-GP LLC                                                      98.992%
HMA Realty Limited Partnership                                  99.982%
HTKG Development Associates Limited Partnership                  99.99%
HMC Burlingame Hotel LLC                                         99.99%
Mutual Benefit Chicago Suite Hotel Partners, L.P.                99.99%
HMC DSM LLC                                                      99.99%
DS Hotel LLC                                                     99.99%
East Side Hotel Associates, L.P.                                 99.99%
Pacific Gateway, Ltd.                                            90.19%
Host Hanover Limited Partnership                                 99.99%
IHP Holdings Partnership, L.P.                                  97.5231%
Philadelphia Market Street HMC Hotel Limited Partnership         86.75%
HMC Hotel Properties Limited Partnership                         99.99%
Lauderdale Beach Association                                    50.495%
HMC MHP II LLC                                                    99%
HMC Hotel Properties II Limited Partnership                      99.99%
Santa Clara Host Hotel Limited Partnership                      99.985%
Times Square HMC Hotel, L.P.                                   99.99939%
HMC Times Square Hotel LLC                                     99.99939%
Philadelphia Airport Hotel Limited Partnership                    89%
Hopewell Associates, L.P.                                        99.99%
Timewell Group, Ltd.                                             99.99%
Timeport, L.P.                                                   99.99%
HMC Times Square Partner LLC                                      99%
HMC Partnership Properties LLC                                    99%

                                                                         ANNEX I

                             FORM OF COMFORT LETTER

August 11, 2003

The Board of Directors
Host Marriott Corporation
6903 Rockledge Drive, Suite 1500
Bethesda, MD 20817

Goldman, Sachs & Co.
Citigroup Global Markets Inc.
Bear, Stearns & Co. Inc.
c/o Goldman, Sachs & Co.
85 Broad Street, 11th Floor

New York, NY 10004

Dear Sirs:

We have audited the consolidated balance sheets of Host Marriott Corporation (the Company) and subsidiaries as of December 31, 2002 and 2001, and the consolidated statements of operations, shareholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, all of which are included in the Company's annual report on Form 10-K for the year ended December 31, 2002, and incorporated by reference in the registration statement (no. 333-61722) on Form S-3 filed by the Company under the Securities Act of 1933 (the Act); our report with respect thereto (which contains an explanatory paragraph that indicates that the Company adopted Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long Lived Assets," on January 1, 2002, as discussed in note 1 to the consolidated financial statements of the Company) is also incorporated by reference in that registration statement. The registration statement, as amended on August 11, 2003, is herein referred to as the "Registration Statement." Also, we have reviewed the unaudited condensed consolidated financial statements as of June 20, 2003, March 28, 2003, June 14, 2002 and March 22, 2002 and for the
thirteen-week periods ended March 28, 2003 and March 22, 2002 and the thirteen-week and twenty six-week periods ended June 20, 2003 and June 14, 2002.

In connection with the Registration Statement:

1. We are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (SEC).

2. In our opinion, the consolidated financial statements and financial statement schedule audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 and the related rules and regulations adopted by the SEC.

3. We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2002; although we have conducted an audit for the year ended December 31, 2002, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 2002, and for the year then ended, but not on the consolidated financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited condensed consolidated balance sheets as of June 20, 2003 or March 28, 2003, and the unaudited condensed consolidated statements of operations and cash flows for the thirteen-week periods ended March 28, 2003 and March 22, 2002 and the thirteen-week and twenty six-week periods ended June 20, 2003 and June 14, 2002, included in the Company's quarterly report on Form 10-Q for the quarters ended March 28, 2003 and June 20, 2003, incorporated by reference in the Registration Statement, or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 2002.

4. For purposes of this letter, we have read the 2003 minutes of the meetings of the shareholders, the board of directors, and compensation and audit committees of the Board of Directors of the Company and its subsidiaries as set forth in the minute books at August 11, 2003, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein; we have carried out other procedures to August 11, 2003, as follows (our work did not extend to the period from August 9, 2003 to August 11, 2003, inclusive):

     a. With respect to the periods ended June 20, 2003, June 14, 2002, March 28, 2003 and March 22, 2002, we have:

          (i) Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited condensed consolidated financial statements for these periods, described in 3, included in the Company's quarterly report on Form 10-Q for the quarters ended March 28, 2003 and June 20, 2003, incorporated by reference in the Registration Statement.

          (ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements of the Company comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

     b. With respect to the period from June 21, 2003, to July 18, August 11, 2003, we have:

          (i) Read the unaudited condensed consolidated financial statements of the Company and subsidiaries as of and for the four week periods ended July 18,

               2003 and July 12, 2002 furnished us by the Company. The financial information for the four week periods ended July 18, 2003 and July 12, 2002 is incomplete in that the financial statements omit the statements of shareholders' equity and cash flows and footnote disclosures required under accounting principles generally accepted in the United States of America. Company officials have also advised us that no such financial statements as of any date or for any period subsequent to those specified, were available.

          (ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in 4b(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

The foregoing procedures do not constitute an audit conducted in accordance with auditing standards generally accepted in the United States of America. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations about the sufficiency of the foregoing procedures for your purposes.

5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

     a. (i) Any material modifications should be made to the unaudited condensed consolidated financial statements described in 3, incorporated by reference in the Registration Statement, for them to be in conformity with accounting principles generally accepted in the United States of America.

          (ii) The unaudited condensed consolidated financial statements described in 3 do not comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

     b. (i) At July 18, 2003, there was any change in the capital stock, increase in long-term debt, or any decreases in consolidated total assets or shareholders' equity of the consolidated Company as compared with amounts shown in the June 20, 2003 unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement or (ii) for the period from June 20, 2003 through July 18, 2003 , there were any decreases, as compared with the corresponding period in the preceding year, in consolidated total revenues, income from continuing operations or of net income, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur except as follows: Total assets decreased by approximately $44 million, primarily as a result of the Company selling three hotel properties during July 2002. Total revenues, income from continuing operations and consolidated net income decreased by approximately $34 million, $9 million and $7 million, respectively.

6. As mentioned in 4b, Company officials have advised us that no consolidated financial statements of the Company as of any date or for any period subsequent to July 18, 2003, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after July 18, 2003, have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at August 11, 2003, there was any decrease in total assets or shareholders' equity or any increase in long-term debt of the Company as compared with amounts shown on the June 20, 2003, unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement or (b) for the period from July 19, 2003 to August 11, 2003, there was any decrease, as compared with the corresponding period in the preceding year, in total revenues, income from continuing operations or consolidated net income of the Company. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase or decrease, except in all instances for changes, increases or decreases that the Registration Statement discloses have occurred or may occur.

7. For purposes of this letter, we have also read the items identified by you on the attached pages of Forms 10-Q and Form 10-K, incorporated by reference in the Registration Statement and have performed the following procedures, which were applied as indicated with respect to the symbols explained below:

                  Compared the amount to the Company's audited consolidated financial statements and notes for the period indicated and noted agreement.

                  Compared the amount to the Company's unaudited condensed consolidated financial statements for the period indicated and noted agreement.

                  Compared the amount to a schedule or report prepared by the Company which has been derived directly from the Company's accounting records and subjected to the internal control policies and procedures of the accounting system and noted agreement. The amount was recalculated for mathematical accuracy, where applicable.

                  Recalculated the percentage, ratio or amount and verified arithmetical accuracy from information in the aforementioned audited consolidated financial statements and notes thereto, unaudited condensed consolidated financial statements and notes thereto, and/or schedule or report prepared by the Company, and noted agreement. Where applicable, we make no comment as to the appropriateness of the Company's definition of EBITDA, Funds From Operations (FFO), REVPAR, ADR and comparable hotel-level results.

                  Compared the amount to a schedule or report prepared by the Company, recalculated for mathematical accuracy, where applicable, and noted agreement. However, we make no comment as to the appropriateness of the Company's methodology in calculating weighted average rates nor as to its determination of the expected maturity dates or amounts.

                  We compared the information included under the heading "Selected Financial Data" with the requirements of item 301 of Regulation S-K. We also inquired of certain officials of the Company who have responsibility for financial and accounting matters whether this information conforms in all material respects with the disclosure requirements of item 301 of Regulation S-K. Nothing came to our attention as a result of the foregoing procedures that caused us to believe that this information does not conform in all material respects with the disclosure requirements of item 301 of Regulation S-K.

                  Footed

         It should be understood that our procedures with respect to the information contained in Management's Discussion and Analysis of Financial Condition and Results of Operations (MD&A) included in the Registration Statement were limited to applying the procedures stated above and therefore we make no representations regarding the accuracy of the discussions contained therein, whether any facts have been omitted, or regarding the adequacy of the disclosures in MD&A, other than with respect to the results of the procedures performed as described in the symbols above. Additionally, we make no comment as to the appropriateness or completeness of the Company's classification of its market risk-sensitive instruments into market risk categories as disclosed in item 7 of the Form 10-K and Item 3 of the Forms 10-Q, "Quantitative and Qualitative Disclosures About Market Risk".

8. For the purpose of performing the procedures indicated in 7, in those instances in which one or both of the compared amounts were rounded to some degree, and the amounts were in agreement except that they were not rounded to the same degree, we have nevertheless stated that we found the compared amounts to be in agreement. With respect to the marked items referred to in 7, we make no comment as to the appropriateness of the Company's determination to select these items to appear under the captions so presented and we make no comment as to the determination as to their completeness or appropriateness for purposes of the Registration Statement.

9. Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

10. It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in 7; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages referred to above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

11. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Very truly yours,